Exhibit 10.15

Macquarie Corporate Holdings Pty Limited

ABN 54 096 705 109

A Member of the Macquarie Group of Companies

50 Martin Place	Telephone	+65 6601 0562
SYDNEY NSW 2000
GPO Box 4294	Internet	www.macquarie.com.au
SYDNEY NSW 1164
AUSTRALIA

31 July 2015

STRICTLY CONFIDENTIAL

Yatra Online, Inc.
c/o Yatra Online Private Limited
1101-03, Tower B
11th Floor, Unitech Cyber Park
Section – 39, Gurgaon – 122 001
India

Attention: Darpan Batra

GM, Corporate Affairs & Legal

Dear Sirs,

Amendment to Loan Agreement

We refer to the term loan agreement (the “Loan Agreement”) between Yatra Online, Inc., as borrower (the “Borrower”) and Macquarie Corporate Holdings Pty Limited, as lender (“Lender”) dated 24 July 2015.

Unless otherwise stated, defined terms in the Loan Agreement used herein shall have the meanings given to them in the Loan Agreement.

In consideration of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is acknowledged, it is agreed that the definition of “Interest Period” in Section 1.1 of the Loan Agreement shall be amended to read as follows:

““Interest Period” means:

(a)	initially, the period commencing on the Borrowing Date and ending on the last day of the calendar month in which such Borrowing Date occurs; and

(b)	thereafter, each period commencing on the day the preceding Interest Period expires and ending:

(1)	on the last day of the immediate following calendar month, or

(2)	if such preceding Interest Period already extends into the immediate following calendar month under proviso (i) below, on the last day of that calendar month;

provided that, the foregoing provisions shall be subject to the following:

(i)	if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

Macquarie Corporate Holdings Pty Limited is not an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia), and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 642. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Corporate Holdings Pty Limited.

(ii)	no Interest Period shall extend beyond the Maturity Date; and

(iii)	the Borrower shall not be charged interest twice in respect of the same Loan on any given day.”

The above amendment shall take effect from the date of the Loan Agreement and, save as so amended, the Loan Agreement shall remain in full force and effect in all respects. Any reference to the Loan Agreement in any Loan Document shall be construed as a reference to the Loan Agreement as amended hereby.

This letter agreement is a Loan Document and may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same letter agreement.

This letter agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York.

Please acknowledge receipt and indicate your acceptance of this letter agreement by signing the attached copy of this letter agreement and returning an original to us.

Yours sincerely,

Macquarie Corporate Holdings Pty Limited

/s/ Anupam Garg	/s/ Colin Wu
Anupam Garg	Colin Wu
Attorney, Senior Managing Director	Attorney, Associate Director
Macquarie Capital	Macquarie Capital

Accepted for and on behalf of Yatra Online, Inc. by the signatory below who warrants that he is duly authorised by Yatra Online, Inc. to enter into this letter agreement on its behalf:

/s/ DHRUV SHRINGI
Signature

DHRUV SHRINGI
Name

CEO
Position Held

05/08/2015
Date